EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

TO: The Sole Director of Lakeshore Acquisition III Corp. (the “Company”).

The undersigned hereby accepts the transfer of one share of the Company (the “Share(s)”) from the initial subscriber and subscribes for 1,724,999 Shares. In consideration for taking up the 1,725,000 Shares, the undersigned hereby agrees and undertakes to pay US$25,000 to the Company.

We agree to take the Shares subject to the Memorandum and Articles of Association of the Company and we authorize you to enter the following name and address in the Register of Members of the Company:

Name:	RedOne Investment Limited

Address:	300 Jinxiu Road, Shanghai, China

REDONE INVESTMENT LIMITED

Signed:	/s/ Bill Chen
Name:	Deyin Chen
Title:	Director

Dated: October 21, 2024

Accepted:

LAKESHORE ACQUISITION III CORP.

Signed:	/s/ Bill Chen
Name:	Deyin Chen
Title:	Director

Dated: October 21, 2024